Exhibit 99.1

PRESS RELEASE
REDDY ICE REPORTS FOURTH QUARTER 2003 RESULTS

FEBRUARY 25, 2004 - DALLAS, TEXAS - Reddy Ice Holdings, Inc., today reported financial results for the fourth quarter and fiscal year ended December 31, 2003.

Reddy Ice Holdings, Inc. was established on May 8, 2003.  On August 15, 2003, Reddy Ice Holdings acquired Packaged Ice, Inc., which was renamed Reddy Ice Group, Inc.  The discussion of results of operations for the three and twelve months ended December 31, 2003 versus the three and twelve months ended December 31, 2002 is based on the combined results of Reddy Ice Holdings for the period May 8, 2003 to December 31, 2003 and Packaged Ice for the period from January 1, 2003 through August 14, 2003.  Reddy Ice Holdings and Reddy Ice Group are collectively referred to as “Successor.”  Packaged Ice prior to the merger on August 15, 2003 is referred to as “Predecessor.”  Reddy Ice Holdings conducted no operations during the period from May 8, 2003 through August 14, 2003.  Reddy Ice Holdings acquired the Service Ice division of L.D. Plante, Inc. and Triangle Ice Co., Inc. on October 1, 2003 and November 6, 2003, respectively.  The results of the acquired operations are included in Reddy Ice Holdings’ consolidated results from the acquisition dates through December 31, 2003.

Revenues in the fourth quarter of 2003 were $48.3 million, compared to $43.0 million in the same quarter of 2002.  Net loss before preferred dividends was $5.1 million in the fourth quarter of 2003, compared to a net loss before preferred dividends of $18.7 million in the fourth quarter of 2002.  The results for the fourth quarter of 2002 included a loss on disposition of assets of $2.4 million, an impairment of assets of $7.4 million and a gain on extinguishment of debt of $1.0 million.

Revenues in fiscal 2003 were $238.2 million, compared to $235.7 million in  2002.  Net income before preferred dividends was $7.3 million in 2003, compared to a net loss before preferred dividends of $84.8 million in 2002.  Effective January 1, 2002, Packaged Ice adopted Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets.”  The adoption of this accounting standard resulted in an initial impairment charge of $73.2 million in the first quarter of 2002.

EBITDA as adjusted (defined as earnings before interest, taxes, depreciation and amortization, gain or loss on the disposition of assets, impairment of assets, gain or loss on extinguishment of debt and the cumulative effect of changes in accounting principle, and referred to as EBITDA) was $7.7 million in the fourth quarter of 2003, compared to $4.4 million in the fourth quarter of 2002.  EBITDA for fiscal 2003 was $61.9 million, compared to $57.2 million in 2002.  By presenting EBITDA, Reddy Ice intends to provide investors a better understanding of the core operating results and underlying trends to measure past performance as well as prospects for the future.  Reddy Ice evaluates operating performance based on several measures, including EBITDA, as the Company believes it is an important measure of the operational strength of its business.  Since EBITDA is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies.  EBITDA is not necessarily a measure of Reddy Ice’s ability to fund its cash needs.  As it excludes certain financial information compared with net income or loss, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions, which are excluded.  A reconciliation of EBITDA to net income or loss can be found at the end of this press release.

“We are pleased to report another quarter of solid performance,” commented Chairman and Chief Executive Officer William P. Brick.  “The integration of the Triangle Ice and Service Ice acquisitions has met our expectations and we look forward to further improvements in our results during 2004.”

OUTLOOK

The following statements are based on current expectations.  These statements are forward-looking, and actual results may differ materially.  These statements do not include the potential impact of any mergers, acquisitions or other business combinations, or divestitures that may be completed after February 25, 2004.  Pro forma amounts reflect the results of Reddy Ice Holdings as if the acquisitions of Packaged Ice, Service Ice and Triangle Ice had occurred on the first day of the relevant period.

Management expects revenues for 2004 to range between $270 and $280 million, and EBITDA in the range of $75 to $80 million.  This compares to pro forma 2003 revenue and EBITDA of $267.3 million  and $73.8 million, respectively.  Management further expects to report net income before preferred dividends in 2004 ranging from $15.8 million to $18.9 million.  Management expects revenues in the first quarter of 2004 to range between $34 million and $39 million, with EBITDA in the range of negative $1.0 million to positive $2.0 million.  This compares to pro forma revenue and EBITDA in the first quarter of 2003 of $36.1 million and negative $0.5 million, respectively.  The net loss before preferred dividends in the first quarter of 2004 is expected to be in the range of $13.3 million to $10.3 million.  The outlook for the first quarter and full year does not include gains or losses from the disposition of assets, asset impairment charges, or gains or losses on the extinguishment of debt.

CONFERENCE CALL

Reddy Ice has scheduled a conference call on Wednesday, February 25, 2004 at 10:00 a.m. eastern time.  To participate, dial 303-262-2175 and ask for the Reddy Ice call 10 minutes prior to the start time.  A telephonic replay will be available through March 3, 2004 and may be accessed by calling 303-590-3000 and using the passcode 570613.

Reddy Ice is the largest manufacturer and distributor of packaged ice in the United States.  With over 2,000 base employees, the Company sells its products primarily under the widely known Reddy Ice® brand to more than 82,000 locations in 32 states and the District of Columbia.  The Company provides a broad array of product offerings in the marketplace through traditional direct store delivery, warehouse programs, and its proprietary technology, The Ice Factory®.  Reddy Ice serves most significant consumer packaged goods channels of distribution, as well as restaurants, special entertainment events, commercial users and the agricultural sector.  Reddy Ice Holdings, Inc. is an entity owned by Trimaran Capital Partners and Bear Stearns Merchant Banking.

This press release contains various forward-looking statements and information that are based on management’s belief as well as assumptions made by and information currently available to management.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Such statements contain certain risks, uncertainty and assumptions.  Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.

– Tables to Follow –

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Successor	Predecessor
	Three Months Ended December 31,
	2003	2002
	(in thousands)

Revenues	$48,278	$42,969
Cost of sales	31,209	29,196
Gross profit	17,069	13,773
Operating expenses	9,320	9,405
Depreciation and amortization expense	5,239	5,817
Loss on disposition of assets	—	2,398
Impairment of assets	—	7,363
Income (loss) from operations	2,510	(11,210)
Other income, net	—	74
Gain on extinguishment of debt	—	984
Interest expense	(6,570)	(8,531)
Loss before income taxes	(4,060)	(18,683)
Income tax expense	1,053	—
Net loss before cumulative effect of change in accounting principle	(5,113)	(18,683)
Cumulative effect of change in accounting principle	—	—
Net loss before preferred dividends	(5,113)	(18,683)
Preferred dividends	(2,958)	(1,001)
Net loss available to common shareholders	$(8,071)	$(19,684)

EBITDA	$7,749	$4,442

	Successor	Predecessor		Predecessor
	Period
	May 8, 2003		Combined
	(Date of		Twelve Months	Year
	Inception) to	January 1 to	Ended	Ended
	December 31,	August 14,	December 31,	December 31,
	2003	2003	2003	2002
	(in thousands)

Revenues	$86,919	$151,269	$238,188	$235,660
Cost of sales	52,732	91,642	144,374	144,852
Gross profit	34,187	59,627	93,814	90,808
Operating expenses	13,430	18,598	32,028	33,739
Depreciation and amortization expense	7,616	14,528	22,144	24,704
Loss (gain) on disposition of assets	—	(11)	(11)	4,345
Impairment of assets	—	—	—	7,363
Income from operations	13,141	26,512	39,653	20,657
Other income, net	—	116	116	161
Gain on extinguishment of debt	—	—	—	2,494
Interest expense	(10,370)	(21,063)	(31,433)	(34,870)
Income (loss) before income taxes	2,771	5,565	8,336	(11,558)
Income tax expense	1,053	—	1,053	—
Net income (loss) before cumulative effect of change in accounting principle	1,718	5,565	7,283	(11,558)
Cumulative effect of change in accounting principle	—	—	—	(73,230)
Net income (loss) before preferred dividends	1,718	5,565	7,283	(84,788)
Preferred dividends	(4,431)	(2,566)	(6,997)	(3,810)
Net income (loss) available to common shareholders	$(2,713)	$2,999	$286	$(88,598)

EBITDA	$20,757	$41,145	$61,902	$57,230

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Unaudited)

	Successor	Predecessor
	December 31,
	2003	2002
	(in thousands)
Cash and cash equivalents	$12,801	$6,500
All other current assets	28,620	26,004
Total assets	554,176	347,573

Current liabilities (less current portion of long-term debt and line of credit)	31,911	38,516
Total current and non-current debt (including line of credit)	330,947	305,214
Mandatorily redeemable preferred stock	—	40,992
Shareholders’ equity (deficit)	191,318	(37,149)
Total liabilities and shareholders’ equity (deficit)	554,176	347,573

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY
RECONCILIATION OF EBITDA TO NET INCOME (LOSS) AVAILABLE TO
COMMON SHAREHOLDERS
(Unaudited)

	Successor	Predecessor
	Three Months Ended December 31,
	2003	2002
EBITDA	$7,749	$4,442
Depreciation and amortization	(5,239)	(5,817)
Gain (loss) on disposition of assets	—	(2,398)
Impairment of assets	—	(7,363)
Gain on extinguishment of debt	—	984
Interest expense	(6,570)	(8,531)
Income tax expense	(1,053)	—
Preferred dividends	(2,958)	(1,001)
Net loss available to common shareholders	$(8,071)	$(19,684)

	Successor	Predecessor		Predecessor
	Period
	May 8, 2003		Combined
	(Date of		Twelve Months	Year
	Inception) to	January 1 to	Ended	Ended
	December 31,	August 14,	December 31,	December 31,
	2003	2003	2003	2002
	(in thousands)

EBITDA	$20,757	$41,145	$61,902	$57,230
Depreciation and amortization	(7,616)	(14,528)	(22,144)	(24,704)
Gain (loss) on disposition of assets	—	11	11	(4,345)
Impairment of assets	—	—	—	(7,363)
Gain on extinguishment of debt	—	—	—	2,494
Interest expense	(10,370)	(21,063)	(31,433)	(34,870)
Income tax expense	(1,053)	—	(1,053)	—
Cumulative effect of change in accounting principle	—	—	—	(73,230)
Preferred dividends	(4,431)	(2,566)	(6,997)	(3,810)
Net income (loss) available to common shareholders	$(2,713)	$2,999	$286	$(88,598)

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY
RECONCILIATION OF PRO FORMA EBITDA TO NET INCOME (LOSS)
AVAILABLE TO COMMON SHAREHOLDERS
(Unaudited)

	Predecessor	Combined
	Three Months	Twelve
	Ended	Months Ended
	March 31,	December 31,
	2003	2003
	(in millions)

Pro forma EBITDA	$(0.5)	$73.8
Adjustments related to the purchase of Packaged Ice, Inc.:
Elimination of Ice Factory operating lease expense	(1.0)	(2.5)
Non-cash amortization of unearned equity compensation	0.0	0.1
Management fees	0.1	0.4
EBITDA attributable to the Service Ice acquisition	0.1	(0.7)
EBITDA attributable to the Triangle Ice acquisition	0.7	(9.2)
Historical EBITDA	(0.6)	61.9
Depreciation and amortization expense	(5.8)	(22.1)
Interest expense	(8.3)	(31.4)
Income tax expense	—	(1.1)
Preferred dividends	(1.0)	(7.0)
Net income (loss) available to common shareholders	$(15.7)	$0.3

REDDY ICE HOLDINGS, INC. AND SUBSIDIARY
RECONCILIATION OF PROJECTED EBITDA TO
PROJECTED NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS
(Unaudited)

	Three Months Ended March 31,
	2004	2004
	Lower Range	Upper Range
	(in millions)

EBITDA	$(1.0)	$2.0
Depreciation and amortization expense	(5.6)	(5.6)
Interest expense	(6.7)	(6.7)
Income tax expense	—	—
Net loss before preferred dividends	(13.3)	(10.3)
Preferred dividends	(3.1)	(3.1)
Net loss available to common shareholders	$(16.4)	$(13.4)

	Twelve Months Ended December 31,
	2004	2004
	Lower Range	Upper Range
	(in millions)

EBITDA	$75.0	$80.0
Depreciation and amortization expense	(23.5)	(23.5)
Interest expense	(26.0)	(26.0)
Income tax expense	(9.7)	(11.6)
Net income before preferred dividends	15.8	18.9
Preferred dividends	(13.0)	(13.0)
Net income available to common shareholders	$2.8	$5.9